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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K /A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 15, 2002

                            SEMOTUS SOLUTIONS, INC.
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)



           NEVADA                    1-15569                  36-3574355
(State or other jurisdiction of    (Commission             (I.R.S. Employer
 incorporation or organization)    File Number)           Identification No.)


          1735 Technology Drive, Suite 790, San Jose, California 95110
               (Address of Principal Executive Offices) (Zip Code)

                                 (408) 367-1700
              (Registrant's Telephone Number, including area code)












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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

BDO Seidman, LLP served as our independent auditors from September 3, 1998 to July 15, 2002. We have determined to change our independent auditors for fiscal year 2003, and we dismissed BDO Seidman LLP on July 15, 2002. The decision to change independent auditors was recommended by the Company's Management and the Audit Committee of the Board of Directors, and approved by a unanimous vote of the full Board of Directors.

Our decision to change our independent auditors did not occur due to any existing or previous accounting disagreements with BDO Seidman LLP, and BDO Seidman LLP has expressed no disclaimer of opinion, adverse opinion, qualification or limitation as to uncertainty, audit scope, or accounting principles regarding our financial statements or the audit process, for the fiscal years ended March 31, 2002 or 2001. Neither have there been any accounting disagreements or reportable events within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of SEC Regulation S-K for those periods or for the interim period from April 1, 2002 up to and including July 15, 2002. BDO Seidman LLP has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.

On July 15, 2002, we engaged Burr, Pilger & Mayer LLP to serve as our independent auditors for the fiscal year ending March 31, 2003. The decision to engage Burr, Pilger & Mayer LLP was recommended by the Company's management team and the Audit Committee of the Board of Directors, and unanimously approved by the full Board of Directors. We did not seek the advice of Burr, Pilger & Mayer LLP on specific audit issues relating to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matter that was a reportable event prior to engagement of this firm.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

16.1 - Letter from BDO Seidman, LLP dated August 26, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             SEMOTUS SOLUTIONS, INC.





DATE:  August 26, 2002                 BY: /s/ Anthony N. Lapine
                                           --------------------------------
                                           Anthony N. Lapine,
                                           President and Chief Executive Officer